Exhibit 99.1

CytoSorbents Reports Third Quarter 2024 Financial and Operational Results

PRINCETON, N.J., November 7, 2024 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification, today reported unaudited financial and operating results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial Results

•	Product revenue of $8.6 million, 11% growth versus $7.8 million in Q3 2023
•	Total revenue of $9.4 million inclusive of product and grant revenue, 7% growth versus $8.8 million in Q3 2023
•	Product gross margins decreased to 61%, compared to 72% in Q3 2023, reflecting the impact of a planned production slowdown to rebalance inventory and a short-term manufacturing issue that is now resolved
•	Net loss of $2.3 million or $0.04 per share, compared to net loss of $9.2 million or $0.21 per share in Q3 2023
•	Adjusted net loss improved to $4.5 million or $0.08 per share, compared to an adjusted net loss of $6.0 million or $0.14 per share in Q3 2023
•	Adjusted EBITDA loss improved to $3.6 million compared to a loss of $5.6 million in Q3 2023
•	Total cash, including cash, cash equivalents, and restricted cash of $12.2 million, compared to $14.9 million at the end of Q2 2024, reflecting an improvement of cash used in the quarter of $2.7 million compared to $5.0 million used in Q2 2024

“I am pleased with the progress we made this quarter. Our topline performance is a testament to the improving strength of our critical care and cardiac surgery businesses, driven by solid execution from our direct sales team and distributor network. In addition, our manufacturing is now running smoothly with an expected return to more normalized production levels and product gross margins in the fourth quarter of this year.” stated Dr. Phillip Chan, Chief Executive Officer of CytoSorbents. “Meanwhile, we believe that we have significantly improved our operating metrics and continue to demonstrate a disciplined approach to cash management. We believe this will enable us to scale our business effectively with improved operating leverage as we prepare for the commercial launch of DrugSorb™-ATR in North America, if approved, and position ourselves for the next phase of growth.”

Advancing Our DrugSorb-ATR Regulatory and Commercial Strategy

Dr. Chan continued, “The potential expansion of our markets to the U.S. and Canada with DrugSorb-ATR could be game-changing. With the steady growth in our CytoSorb business driving leverage in our operations, we have been diligently executing on our regulatory strategy for DrugSorb-ATR with the U.S. Food and Drug Administration (FDA) and Health Canada.” We have:

•	Submitted our DrugSorb-ATR De Novo application to the U.S. FDA on September 27, 2024, and announced FDA acceptance and initiation of substantive review of our application on October 22, 2024, which is also eligible for priority review based on FDA Breakthrough Device Designation
•	Received Medical Device Single Audit Program (MDSAP) certification on November 1, 2024, a key regulatory milestone that certifies compliance of our quality management system with the standard regulatory requirements of Canada, the U.S., Brazil, Japan, and Australia. Importantly, U.S. FDA accepts MDSAP certification and audit reports in lieu of their own routine Agency inspections, if required
•	Submitted our Medical Device License (MDL) marketing application to Health Canada on November 1, 2024, concurrent with MDSAP certification – a requirement for submission

Dr. Chan continued, “These are key milestones that give us visibility on regulatory decisions by FDA and Health Canada expected next year. We are confident that DrugSorb-ATR has the ability to transform the current standard of care in patients with acute coronary syndromes (ACS) treated with the blockbuster blood thinner Brilinta® (ticagrelor, AstraZeneca) by enabling safe and timely CABG surgery while eliminating treatment delays that expose patients to additional risk and consume valuable hospital resources. In doing so, we believe DrugSorb-ATR represents a winning solution for patients, surgeons, and hospitals.

The potential North American DrugSorb-ATR total addressable market (TAM) in patients undergoing CABG surgery on Brilinta® currently exceeds an estimated $300 million. Brilinta® already enjoys a dominant market share in Canada due to ACS treatment guidelines and is growing in dominance in the U.S. The TAM is expected to grow to well over $600 million once Brilinta® becomes generic and DrugSorb-ATR makes it the only reversible orally administered antiplatelet drug; and with potential label expansion to include other blood thinner categories including direct oral anticoagulants and direct thrombin inhibitors that could make DrugSorb-ATR an “all-in-one” countermeasure for these agents. We further estimate that broadening the use of DrugSorb-ATR to remove blood thinners in non-CABG cardiac surgeries, off-pump CABG surgeries, or in other types of non-cardiac surgeries could expand the total addressable market to $1-2 billion.

Although these are certainly large markets, be assured that we have had years of both manufacturing and commercialization experience in our core international markets and are actively preparing to leverage this experience for our expected North American launch.”

Dr. Chan concluded, “We believe we have a simple and compelling value proposition. Our North American DrugSorb-ATR opportunity is significant, and leverages the experience of our international CytoSorb business which continues to grow across 76 countries and is generating nearly $34 million in trailing 12-month product sales at approximately 70% gross margins, and is nearing cash flow breakeven. CytoSorb is generating exciting clinical data through our STAR (Safe and Timely Antithrombotic Removal) and critical care COSMOS (CytOSorb TreatMent Of Critically Ill PatientS) registries with results presented at major scientific congresses. We are also witnessing a lot of enthusiasm for our new PuriFi® hemoperfusion pump, launched at the end of the second quarter 2024, with now many pump placements and evaluations ongoing. Our global team is executing on our strategy and positioning us well for this next stage of growth.”

About DrugSorb-ATR

The goal of DrugSorb-ATR, an investigational medical device, is to reduce the severity of perioperative bleeding in patients on ticagrelor (Brilinta®, AstraZeneca) undergoing coronary artery bypass graft (CABG) surgery. Ticagrelor is a blood thinning drug frequently administered in the hospital to patients suffering a heart attack. If patients are not eligible for a coronary stent, they will often require CABG surgery to restore blood flow to heart muscle. Current guidelines recommend the delay of surgery by three to five days to allow “washout” or natural elimination of the drug to reduce the high risk of serious and potentially fatal perioperative bleeding from the use of the blood thinner. We believe that DrugSorb-ATR represents a breakthrough solution that will allow patients to proceed with their much-needed CABG surgery in a safe and timely manner rather than risking serious, potentially life-threatening complications and consuming costly hospital resources while waiting in the hospital for multiple days for ticagrelor to be naturally eliminated from their system.

Q3 2024 Earnings Conference Call

The Company will conduct its third quarter 2024 results call today at 4:30 p.m. Eastern time. Investors interested in participating in the call by phone may do so by dialling (800) 715-987, passcode 9258825. Those interested in listening to the conference call live via the internet may do so by utilizing the following link https://edge.media-server.com/mmc/p/e9gv3iaw, conference ID: 9258825. It is recommended that participants dial in approximately 10 minutes prior to the start of the call. An archived recording of the conference call will be available under the Investor Relations section of the Company’s website at https://ir.cytosorbents.com/.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, we use the non-GAAP financial measures of EBITDA, which measures earnings before interest, income taxes, depreciation and amortization, and Adjusted EBITDA which further excludes non-cash stock compensation expense, and gain or loss of foreign exchange translation. We also use the non-GAAP financial measures of Adjusted Net Income or Loss and Adjusted Net Income or Loss Per Common Share which excludes non-cash stock compensation expense and gain or loss of foreign exchange translation from Net Loss and Net Loss Per Common Share, respectively. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of the non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP should be carefully evaluated. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by investors and the analyst community to help them analyze the performance of our business, the Company’s cash available for operations, and the Company’s ability to meet future capital expenditure and working capital requirements.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery through blood purification. CytoSorbents’ proprietary blood purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Cartridges filled with these beads can be used with standard blood pumps already in the hospital (e.g. dialysis, ECMO, heart-lung machines). CytoSorbents’ technologies are used in a number of broad applications. Specifically, two important applications are 1) the removal of blood thinners during and after cardiothoracic surgery to reduce the risk of severe bleeding and 2) the removal of inflammatory agents in common critical illnesses such as sepsis, burn injury, trauma, lung injury, liver failure, cytokine release syndrome, and pancreatitis that can lead to massive inflammation, organ failure and patient death. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments.

CytoSorbents’ lead product, CytoSorb®, is approved in the European Union and distributed in 76 countries worldwide, with more than a quarter million devices used cumulatively to date. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure, to reduce pro-inflammatory cytokine levels. CytoSorb is not yet approved in the United States.

In the U.S. and Canada, CytoSorbents is developing the DrugSorb™-ATR antithrombotic removal system, an investigational device based on an equivalent polymer technology to CytoSorb, to reduce the severity of perioperative bleeding in high-risk surgery due to blood thinning drugs. It has received two FDA Breakthrough Device Designations: one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. In September 2024, the Company submitted a De Novo medical device application to the U.S. FDA requesting marketing approval to reduce the severity of perioperative bleeding in CABG patients on the antithrombotic drug ticagrelor, which was accepted for substantive review in October 2024. In November 2024, the Company received its Medical Device Single Audit Program (MDSAP) certification and submitted its Medical Device License (MDL) application to Health Canada. DrugSorb-ATR is not yet granted or approved in the United States and Canada, respectively.

The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, ContrastSorb, and others. For more information, please visit the Company’s website at https://ir.cytosorbents.com/ or follow us on Facebook and X.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, representations and contentions, and the outcome of our regulatory submissions, and are not historical facts and typically are identified by use of terms such as “may,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 14, 2024, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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U.S. Company Contact:
Peter J. Mariani, Chief Financial Officer

305 College Road East

Princeton, NJ 08540

pmariani@cytosorbents.com

Investor Relations Contact:

Aman Patel, CFA

Investor Relations, ICR-Westwicke

(443) 450-4191

ir@cytosorbents.com

CYTOSORBENTS CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30,
	2024	December 31,
	(Unaudited)	2023
ASSETS
Current Assets:
Cash and cash equivalents	$5,685,328	$14,131,137
Grants and accounts receivable, net of allowance of $160,246 as of September 30, 2024 and $49,663 at December 31, 2023	6,632,590	6,057,072
Inventories	3,247,756	3,680,129
Prepaid expenses and other current assets	1,031,694	1,834,485
Total current assets	16,597,368	25,702,823

Property and equipment, net	9,269,899	10,056,354
Restricted cash	6,483,958	1,483,958
Right-of-use assets	11,651,563	12,058,896
Other assets	3,801,223	3,958,603
Total Assets	$47,804,011	$53,260,634

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,338,143	$3,802,170
Current maturities of long-term debt	---	2,500,000
Lease liability – current portion	431,997	373,636
Accrued expenses and other current liabilities	5,660,051	7,870,149
Total current liabilities	8,430,191	14,545,955
Lease liability, net of current portion	12,568,745	12,896,659
Long-term debt	13,805,985	2,542,857
Total Liabilities	34,804,921	29,985,471

Commitments and Contingencies (Note 6)
Stockholders’ Equity:
Preferred Stock, Par Value $0.001, 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Common Stock, Par Value $0.001, 100,000,000 shares authorized; 54,500,613 and 54,240,265 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	54,498	54,240
Additional paid-in capital	308,441,887	305,196,874
Accumulated other comprehensive income	(156,925)	529,321
Accumulated deficit	(295,340,370)	(282,505,272)
Total Stockholders’ Equity	12,999,090	23,275,163
Total Liabilities and Stockholders’ Equity	$47,804,011	$53,260,634

See accompanying notes to consolidated financial statements.

CYTOSORBENTS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
CytoSorb sales	$8,586,274	$7,709,085	$26,381,455	$23,681,183
Other product sales	26,521	44,931	62,649	55,285
Total product sales	8,612,795	7,754,016	26,444,104	23,736,468
Grant income	777,593	1,056,831	2,627,212	3,944,696
Total revenue	9,390,388	8,810,847	29,071,316	27,681,164
Cost of revenue	4,108,773	3,203,981	10,716,394	10,600,421
Gross profit	5,281,615	5,606,866	18,354,922	17,080,743

Other expenses:
Research and development	1,851,230	3,749,197	5,619,040	11,632,416
Legal, financial and other consulting	823,914	1,103,475	2,325,351	2,957,738
Selling, general and administrative	7,002,718	8,104,392	23,151,118	24,358,417
Total expenses	9,677,862	12,957,064	31,095,509	38,948,571
Loss from operations	(4,396,247)	(7,350,198)	(12,740,587)	(21,867,828)

Other income (expense):
Interest income (expense), net	(588,153)	(33,670)	(774,903)	(105,662)
Gain (loss) on foreign currency transactions	2,650,309	(1,809,652)	680,392	(733,997)
Miscellaneous income (expense)	—	—	—	35,000
Total other income (expense), net	2,062,156	(1,843,322)	(94,511)	(804,659)

Loss before benefit from income taxes	(2,334,091)	(9,193,520)	(12,835,098)	(22,672,487)

Benefit from income taxes	—	—	—	—

Net loss attributable to common stockholders	$(2,334,091)	$(9,193,520)	$(12,835,098)	$(22,672,487)

Basic and diluted net loss per common share	$(0.04)	$(0.21)	$(0.24)	$(0.52)

Weighted average number of shares of common stock outstanding	54,453,006	44,373,969	54,340,583	44,024,483

Net loss	$(2,334,091)	$(9,193,520)	$(12,835,098)	$(22,672,487)
Other comprehensive income (loss):
Foreign currency translation adjustment	(2,330,743)	1,655,674	(686,246)	654,792
Comprehensive loss	$(4,664,834)	$(7,537,846)	$(13,521,344)	$(22,017,695)

See accompanying notes to consolidated financial statements.

CYTOSORBENTS CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

For the three and nine months ended September 30, 2024 and 2023 (Unaudited)

				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Par value	Capital	Income (Loss)	Deficit	Equity
Balance at June 30, 2024	54,306,415	$54,306	$307,514,758	$2,173,818	$(293,006,279)	$16,736,603
Stock-based compensation - employees, consultants and directors	—	—	781,881	—	—	781,881
Other comprehensive loss: foreign translation adjustment	—	—	—	(2,330,743)	—	(2,330,743)
ATM Activation Fees	—	—	(41,444)	—	—	(41,444)
Issuance of restricted stock units	194,198	192	186,692	—	—	186,884
Net loss	—	—	—	—	(2,334,091)	(2,334,091)
Balance at September 30, 2024	54,500,613	$54,498	$308,441,887	$(156,925)	$(295,340,370)	$12,999,090

Balance at December 31, 2023	54,240,265	$54,240	$305,196,874	$529,321	$(282,505,272)	$23,275,163
Stock-based compensation - employees, consultants and directors	—	—	2,344,671	—	—	2,344,671
Other comprehensive loss: foreign translation adjustment	—	—	—	(686,246)	—	(686,246)
Issuance of common stock offerings, net of fees	53,290	53	11,741	—	—	11,794
Warrants Issued in connection with long term debt	—	—	690,709	—	—	690,709
Issuance of restricted stock units	207,058	205	197,892	—	—	198,097
Net loss	—	—	—	—	(12,835,098)	(12,835,098)
Balance at September 30, 2024	54,500,613	$54,498	$308,441,887	$(156,925)	$(295,340,370)	$12,999,090

				Accumulated
			Additional	Other
	Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders’
	Shares	Par value	Capital	Income (Loss)	Deficit	Equity
Balance at June 30, 2023	44,193,696	$44,193	$290,199,035	$1,328,313	$(267,476,845)	$24,094,696
Stock-based compensation - employees, consultants and directors	—	—	1,086,163	—	—	1,086,163
Other comprehensive loss: foreign translation adjustment	—	—	—	1,655,674	—	1,655,674
Issuance of common stock offerings, net of fees	162,078	162	632,232	—	—	632,394
Proceeds from exercise of stock options for cash	7,962	9	15,920	—	—	15,929
Issuance of restricted stock units	74,773	75	220,211	—	—	220,286
Net loss	—	—	—	—	(9,193,520)	(9,193,520)
Balance at September 30, 2023	44,438,509	$44,439	$292,153,561	$2,983,987	$(276,670,365)	$18,511,622

Balance at December 31, 2022	43,635,715	$43,635	$287,000,021	$2,329,195	$(253,997,878)	$35,374,973
Stock-based compensation - employees, consultants and directors	—	—	2,486,679	—	—	2,486,679
Other comprehensive income: foreign translation adjustment	—	—	—	654,792	—	654,792
Issuance of common stock offerings, net of fees	590,348	591	2,106,528	—	—	2,107,119
Proceeds from exercise of stock options for cash	82,355	83	213,224	—	—	213,307
Issuance of restricted stock units	130,091	130	403,811	—	—	403,941
Legal/audit fees related to ATM offering	—	—	(56,702)	—	—	(56,702)
Net loss	—	—	—	—	(22,672,487)	(22,672,487)
Balance at September 30, 2023	44,438,509	$44,439	$292,153,561	$2,983,987	$(276,670,365)	$18,511,622

See accompanying notes to consolidated financial statements.

CYTOSORBENTS CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

For the three and nine months ended September 30, 2024 and 2023 (Unaudited)

	Three Months Ended		Nine Months Ended
	Sep 30,	Sep 30,	Sep 30,	Sep 30,
(In thousands, except per share amounts)	2024	2023	2024	2023
Net loss	$(2,334)	$(9,194)	$(12,835)	$(22,672)
Depreciation and amortization expense	381	402	1,180	1,062
Income tax expense (benefit)	--	--	--	--
Interest expense (income)	588	34	775	106
EBITDA - non GAAP	$(1,365)	$(8,758)	$(10,880)	$(21,505)

Non cash stock-based compensation expense	458	1,372	2,220	2,667
(Gain)/Loss on foreign currency translation	(2,650)	1,810	(680)	734
Adjusted EBITDA - non GAAP	$(3,557)	$(5,576)	$(9,341)	$(18,103)

Net loss	$(2,334)	$(9,194)	$(12,835)	$(22,672)
Non cash stock-based compensation expense	458	1,372	2,220	2,667
(Gain)/Loss on foreign currency translation	(2,650)	1,810	(680)	734
Adjusted net income (loss) - non GAAP	$(4,526)	$(6,012)	$(11,296)	$(19,271)

Weighted average common shares outstanding basic and diluted	54,453,006	44,373,969	54,340,583	44,024,483
Loss per common share — basic and diluted	$(0.04)	$(0.21)	$(0.24)	$(0.52)
Non cash stock-based compensation expense	$0.01	$0.03	$0.04	$0.06
(Gain)/Loss on foreign currency translation	$(0.05)	$0.04	$(0.01)	$0.02
Adjusted net income (loss) per common share - basic and diluted - non GAAP	$(0.08)	$(0.14)	$(0.21)	$(0.45)

CYTOSORBENTS CORPORATION

HISTORICAL RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

For Year-ended Dec 31, 2023

	Mar 31,	June 30,	Sep 30,	Dec 31,	Full Year
(In thousands, except per share amounts)	2023	2023	2023	2023	2023
Net loss	$(7,326)	$(6,153)	$(9,194)	$(5,835)	$(28,507)
Depreciation and amortization expense	258	402	402	397	1,459
Income tax expense (benefit)	--	--	--	(814)	(814)
Interest expense (income)	63	9	34	52	158
EBITDA - non GAAP	$(7,005)	$(5,742)	$(8,758)	$(6,200)	$(27,704)

Non cash stock-based compensation expense	1,080	215	1,372	1,053	3,720
(Gain)/Loss on foreign currency translation	(661)	(415)	1,810	(2,683)	(1,949)
Adjusted EBITDA - non GAAP	$(6,585)	$(5,942)	$(5,576)	$(7,830)	$(25,933)

Net loss	$(7,326)	$(6,153)	$(9,194)	$(5,835)	$(28,507)
Non cash stock-based compensation expense	1,080	215	1,372	1,053	3,720
(Gain)/Loss on foreign currency translation	(661)	(415)	1,810	(2,683)	(1,949)
Adjusted net income (loss) - non GAAP	$(6,906)	$(6,354)	$(6,012)	$(7,465)	$(26,736)

Weighted average common shares outstanding basic and diluted	43,676,435	44,015,380	44,373,969	46,531,510	44,656,391
Loss per common share — basic and diluted	$(0.17)	$(0.14)	$(0.21)	$(0.13)	$(0.64)
Non cash stock-based compensation expense	$0.02	$0.00	$0.03	$0.02	$0.08
(Gain)/Loss on foreign currency translation	$(0.02)	$(0.01)	$0.04	$(0.06)	$(0.04)
Adjusted net income (loss) per common share - basic and diluted - non GAAP	$(0.16)	$(0.14)	$(0.14)	$(0.16)	$(0.60)

CYTOSORBENTS CORPORATION

HISORICAL RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

For year to date, 2024 (Unaudited)

	QTD ENDED		YTD ENDED
	Mar 31,	Jun 30,	Sep 30,	Sep 30,
(In thousands, except per share amounts)	2024	2024	2024	2024
Net loss	$(6,358)	$(4,143)	$(2,334)	$(12,835)
Depreciation and amortization expense	396	403	381	1,180
Income tax expense (benefit)	--	--	--	--
Interest expense (income)	7	180	588	775
EBITDA - non GAAP	$(5,955)	$(3,560)	$(1,365)	$(10,880)

Non cash stock-based compensation expense	924	838	458	2,220
(Gain)/Loss on foreign currency translation	1,426	544	(2,650)	(680)
Adjusted EBITDA - non GAAP	$(3,605)	$(2,179)	$(3,557)	$(9,341)

Net loss	$(6,358)	$(4,143)	$(2,334)	$(12,835)
Non cash stock-based compensation expense	924	838	458	2,220
(Gain)/Loss on foreign currency translation	1,426	544	(2,650)	(680)
Adjusted net income (loss) - non GAAP	$(4,008)	$(2,761)	$(4,526)	$(11,296)

Weighted average common shares outstanding basic and diluted	54,262,790	54,306,041	54,453,006	54,340,583
Loss per common share — basic and diluted	$(0.12)	$(0.08)	$(0.04)	$(0.24)
Non cash stock-based compensation expense	$0.02	$0.02	$0.01	$0.04
(Gain)/Loss on foreign currency translation	$0.03	$0.01	$(0.05)	$(0.01)
Adjusted net income (loss) per common share - basic and diluted - non GAAP	$(0.07)	$(0.05)	$(0.08)	$(0.21)